UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2015

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 1559 , Bothell, WA	98041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	425-892-4322

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 11, 2015, Marina Biotech, Inc. (the “Company”) entered into an Amendment No. 2 (“Amendment No. 2”) to that certain License Agreement effective as of December 22, 2011 by and between Mirna Therapeutics, Inc. (“Mirna”) and the Company (the “License Agreement”). Pursuant to Amendment No. 2, Mirna agreed to make a pre-payment to the Company in the amount of $400,000 in full and complete satisfaction of the milestone payment that would otherwise have been payable to the Company upon the date the first patient is dosed in the first Phase 2 trial for a licensed product containing or incorporating Mirna’s proprietary compound miR-34. The payment was received by the Company on May 12, 2015. A copy of Amendment No. 2 is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On May 14, 2015, the Company issued a press release announcing its financial results for the fiscal quarter ended March 31, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Amendment No. 2 to that certain License Agreement effective as of December 22, 2011 by and between Mirna Therapeutics, Inc. and Marina Biotech, Inc.
99.1	Press release of Marina Biotech, Inc. dated May 14, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

May 14, 2015	By:	/s/ J. Michael French

Name:	J. Michael French
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to that certain License Agreement effective as of December 22, 2011 by and between Mirna Therapeutics, Inc. and Marina Biotech, Inc.
99.1	Press release of Marina Biotech, Inc. dated May 14, 2015.

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